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                                                                    Exhibit 10.9

                              ASSIGNMENT AGREEMENT

     In consideration of the execution and delivery of the Promissory Notes to NEON Systems, Inc., a Delaware corporation ("Assignor"), by Peregrine/Bridge Transfer Corporation, a Delaware corporation ("Assignee"), pursuant to the terms of that certain Termination and Support Agreement dated effective as of August 1, 2002 between the parties hereto (the "Termination Agreement"), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, convey, bargain, sell, assign, transfer and deliver unto Assignee, its successors and assigns, all Assignor's right, title and interest in and to the License Agreements, Maintenance Contracts, Accounts Receivable and Purchase Orders (the "Material Contracts"), the Documentation, and the Marketing Information (as those terms are defined herein) described in Exhibit A attached hereto (the "Acquired Assets"), to have and to hold unto Assignee, its successors and assigns, forever. The Material Agreements, Documentation, and Marketing Information are referred to hereinafter as the "Acquired Assets."

     Except as otherwise provided in the Termination Agreement, Assignee assumes all and any liabilities associated with the Acquired Assets and hereby agrees to indemnify and hold harmless the Assignor from the financial liabilities and obligations of the Assignee, whether such liabilities or obligations relate to the Acquired Assets or not.

     For the purposes of this Assignment Agreement, the following terms shall have the meanings indicated:

     "PBTC Software" means the software described in the attached Product List and all versions and releases thereof, technical documentation and similar information necessary for the practical utilization thereof.

     "Documentation" means all user and technical manuals, brochures, specifications and other documentation or written information describing any aspect of the PBTC Software or designed to facilitate the use or modification or enhancement of the PBTC Software.

     "Material Contracts" means all agreements between Assignor and any existing or former customer, prospect, or supplier of the PBTC Software or any other party relating in any way to the distribution of the Software or services supplied or to be supplied by or through Assignor or its sub-distributors to customers or prospects listed on Exhibit B attached hereto.

     "Marketing Information" means all customer and marketing information relating to the Acquired Assets, including without limitation customer lists, prospect lists, marketing plans, forecasts and assumptions, brochures and advertising materials, price lists and lists of distributors and subcontractors. The Marketing Information related to customer lists and prospect lists shall be considered Confidential Information and governed by the Confidentiality covenants below.

     Assignor warrants to Assignee, its successors and assigns, that on the date hereof Assignor is the lawful owner of good and marketable title in and to all of the Acquired Assets and has the full legal right to assign the same to Assignee. Assignor further warrants to Assignee, its successors and assigns, that (i) the Acquired Assets do not infringe any patent, copyright, or to Assignor's knowledge any trade secret or other intellectual property rights of any third party; and (ii) Assignor is not aware of any claims of any such infringement or the existence of any facts upon which such a claim could be based. Assignor further covenants and agrees to sign, do, execute, acknowledge and deliver all such further acts, deeds, instruments, transfers and assurances as Assignee may request in order to vest fully in Assignee good and valid title to the Acquired Assets. Assignor hereby releases and waives any and all claims it has or may have in the future in and to the Acquired Assets.

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     Assignor and Assignee acknowledge that the consideration for this
Assignment Agreement has been agreed to following arms length negotiations between the parties and constitutes substantially equivalent value for the Acquired Assets.

     This Assignment Agreement, together with the Termination Agreement and each of the collateral agreements attached to the Termination Agreement as exhibits, constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all of the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Assignor and Assignee each acknowledge that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Assignment Agreement or in the Asset Purchase Agreement between the parties shall be valid or binding.

     This Assignment Agreement shall be governed by the internal laws of the State of Texas without regard to conflict of laws provisions.

     This Agreement may be executed in multiple counterparts.

     IN WITNESS WHEREOF, the Assignor and Assignee have caused this instrument to be executed by their duly authorized officers, effective as of the 1st day of August 2002.

ASSIGNOR:

NEON Systems, Inc.

By:
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Name:
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Title:
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Date:
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ASSIGNEE:

Peregrine/Bridge Transfer Corporation

By:
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Name:
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Title:
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Date:
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